EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into by and between 99¢ Only Stores (the “Company”) and Rob Kautz (the “Executive”) on November 11, 2005.

In consideration of the mutual agreements set forth herein, the Company hereby agrees to employ Executive in the capacity of Executive Vice President and Chief Financial Officer commencing on November 11, 2005, and Executive hereby accepts such employment, on the terms set forth in this Agreement. Executive's employment will be on a part-time basis of two full days per week for the first three weeks of employment, and his salary will be pro-rated (at the rate of 40%) during this period, and will be full-time thereafter.

Executive’s areas of responsibility will be accounting and controls, compliance and internal audit, finance and reporting, strategic planning, and such additional responsibilities as may be assigned to Executive by the Chief Executive Officer. Executive will report to the Chief Executive Officer.

The terms of Executive’s employment shall be as follows:

1.
Executive’s annual salary will be $400,000. The Company will make these salary payments in periodic installments in accordance with the Company’s normal salary payment dates for executives. Executive’s salary will be reviewed annually and may be increased at the discretion of the Company with the approval of the Compensation Committee of the Board of Directors.

2.
The Company will grant to Executive nonqualified stock options for One Hundred and Fifty Thousand (150,000) shares under the Company’s 1996 Stock Option Plan on the first day of Executive’s employment. The exercise price will be the closing price of the Company’s common stock on that date on the New York Stock Exchange, and the term will be ten (10) years. These options will vest annually (50,000 shares per annum) on the first, second and third anniversaries of Executive’s employment commencement date. These initial options shall also contain the other terms set forth in Appendix A. Executive will also be eligible to receive additional stock options or other long-term incentive grants at the complete discretion of the Compensation Committee of the Board of Directors at the same time when such grants are made to other senior executive officers commencing in 2007.

3.
Executive will be eligible for an annual bonus of up to fifty percent (50%) of his base salary. The Company’s determination of Executive’s eligibility for this bonus will be based on goals and objectives which are established by the Company each year. These bonus objectives will be based on reasonable, measurable objectives consistent with Executive’s responsibility for objective public reporting, provided that EPS targets will not be used. No bonus will be paid to Executive for the calendar year ending December 31, 2005. Executive shall be entitled to receive $100,000 of his 2006 bonus immediately upon achieving timely filing status with the Securities and Exchange Commission for the Company’s reports, provided that in no event shall such bonus be paid to Executive prior to January 1, 2006.

4.
Executive will be eligible to participate in the Company’s health, dental and vision insurance plans in accordance with the terms of these plans commencing on the first of the month following 30 days of employment. Executive will also be eligible to participate in other Company welfare and retirement benefit plans which are offered to other senior executives in accordance with the terms of these plans.

5.
The Company will provide prompt reimbursement for all reasonable expenses incurred by Executive in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with procedures and guidelines established by the Company.

6.
The term of this Agreement shall be five years from its effective date. If both parties wish to renew this Agreement, the parties shall commence renewal negotiations six months prior to the end of the term of the Agreement.

7.
The Company agrees that if Executive’s employment is terminated by the Company during the term of this Agreement for reasons other than for cause (as defined below), then upon Executive’s signing a full and general release of all known and unknown claims against the Company, the Company will make a lump sum payment to Executive equal to twelve (12) months of Executive’s base salary at the rate in effect on his termination date, and Executive’s unvested initial options shall become 100% fully vested and remain exercisable for a period of one hundred and eighty (180) days following his termination date. Executive shall be entitled to receive the same payment and treatment of his unvested initial options, subject to the same conditions, if Executive terminates employment during the term of this Agreement due to the Company’s failure to cure any material breach of this Agreement within thirty (30) days of receipt of written notification from the Executive to the Company of such breach.

If Executive’s employment is terminated by the Company during the term of this Agreement for cause (as defined below), or if Executive’s employment terminates for any reason other than as described above in this paragraph 7, Executive shall not be entitled to receive any termination payments, and all of his unvested options shall be forfeited.

Any termination payments which are payable to Executive under this Agreement shall be delayed until six months after Executive’s termination date, only if necessary to comply with Section 409A of the Internal Revenue Code.

As used herein, “cause” shall mean Executive’s conviction or entering a plea of guilty or nolo contendere to a felony or any crime which constitutes a misdemeanor involving moral turpitude; willful misconduct; gross negligence; alcohol or substance abuse (which in the Company’s judgment renders Executive unfit to properly perform his duties); or Executive’s failure to cure any other material breach of this Agreement within thirty (30) days of receipt of written notification from the Company to the Executive of such other breach.

Executive acknowledges and agrees that, during the period of his employment with the Company and at any time thereafter, he will not use for his own purposes, or disclose to or for the benefit of any third party, any trade secret or other confidential information of the Company, and he will comply with any and all confidentiality policies and obligations of the Company. Executive agrees that all property of the Company obtained or prepared by or for him in the course of his employment with the Company, including all documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, shall remain the exclusive property of the Company, and Executive agrees to return all such property to the Company upon the termination of his employment for any reason. As used herein, the Company also refers to subsidiaries, affiliates, predecessors and successors of the Company.

Executive acknowledges and agrees that while he is employed with the Company, he will devote his full business time, attention and energies to the performance of his duties for the Company. In addition, Executive agrees that he will not engage in any other activities that would conflict or interfere with the performance of his duties hereunder. Without qualifying the foregoing, it is acknowledged that Executive’s being a Board member of private or non-profit organizations, with approval of the CEO, does not automatically imply a conflict or interference, including limited time spent during business hours attending functions off-site.

This Agreement will be governed by and construed in accordance with the laws of the State of California. Other terms and conditions of Executive’s employment, not otherwise determined by this Agreement, will be governed by the policies, procedures and benefits outlined in the current Employee Handbook and New Hire Packet materials, as they may be amended from time to time, which includes a mutual agreement to arbitrate claims. Executive acknowledges receipt of these documents and, more specifically, that the document entitled “Arbitration of Disputes,” set forth in the Company’s Employee Handbook, attached hereto as Appendix “B” is incorporated by reference herein and is binding as to any dispute under this Agreement as well as Executive’s employment or termination of employment with the Company.

All notices, requests, demands or other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method with electronic confirmation of receipt; the day after it is sent, if sent for next-day delivery by recognized overnight delivery service (e.g. FedEx); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Company:

Chief Executive Officer
99¢ Only Stores
4000 Union Pacific Avenue
City of Commerce, CA 90023
fax (323) 980-8160

If to Executive:

Rob Kautz
c/o Stanley W. Levy
Manatt Phelps & Phillips LLC
11355 W. Olympic Blvd.
Los Angeles, CA 90064
fax (310) 312-4224

This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein. No provisions of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is agreed to in writing signed by Executive and by an officer of the Company duly authorized at such time by the Compensation Committee of the Board of Directors.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS THEREOF, the parties hereto have executed this Agreement on the date first written above.

99¢ ONLY STORES

By:	/s/ Eric Schiffer
Title:	Chief Executive Officer

/s/ Rob Kautz
Rob Kautz

APPENDIX A

The initial options granted to Executive under the Agreement shall become 100% fully vested on any “Acceleration Date,” and Company shall afford mechanics for Executive to exercise such options simultaneous with any event which constitutes an “Acceleration Date.” An “Acceleration Date” occurs when any of the following events occurs:

(i)     any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Act”)) of more than 50% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(ii)    the consummation by the Company of a merger or consolidation with any other corporation or business entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity of such merger or consolidation outstanding immediately after such merger or consolidation;

(iii)   the Company ceases to be a public company required to file reports with the Securities and Exchange Commission; or

(iv)   the complete liquidation or dissolution of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

An Acceleration Date as described in (i) above shall not occur as a result of the ownership of voting securities by (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company of any of its subsidiaries, or (C) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company. Securities held by an underwriter pursuant to an offering of such securities for a period not to exceed 40 days shall be deemed to be outstanding, but shall not be deemed to be beneficially owned by such underwriter for purposes of clause (i) above.

“Person” shall mean any individual, firm, corporation, partnership or other entity and shall include the Affiliates and Associates of such Person. “Affiliate and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act.

The Company will use its best efforts to maintain in effect an S-8 registration statement for the initial option shares granted to Executive under the Agreement.

The Company may only exercise its right under the Company’s 1996 Stock Option Plan to terminate the initial options granted to Executive under the Agreement based on the Executive engaging in “Detrimental Activity” (as defined in the 1996 Stock Option Plan) if such “Detrimental Activity” constitutes “cause” for the Company to terminate the Executive’s employment as defined in the Agreement.

Appendix A

APPENDIX B

ARBITRATION OF DISPUTES

While the Company hopes that employment disputes will not occur, the Company believes that where such disputes do arise, it is in the mutual interest of everyone involved to handle them pursuant to binding arbitration, which generally resolves disputes quicker than court litigation and with a minimum of disturbance to all parties involved. By entering into this Agreement the Company and the undersigned Employee are waiving the right to a jury trial for all employment-related disputes.

The Company and the undersigned Employee hereby agree that any dispute with any party (including the Company’s affiliates, successors, predecessors, parents, subsidiaries, divisions, dba’s, contractors, employees, officers, directors and agents) that may arise from or in connection with Employee’s employment with the Company or the termination of Employee’s employment with the Company must be submitted for resolution by mandatory, binding arbitration. The arbitration requirement applies to all federal, state and local statutory, constitutional, contractual and/or common law claims arising from or in connection with employment with the Company including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Equal Pay Act of 1963; the Fair Labor Standards Act; the Americans with Disabilities Act; for employees of the Company’s California facilities, the California Fair Employment and Housing Act and the California Labor Code, sections 200 et seq., 970, and 1050 et seq.; for employees of the Company’s Arizona facilities, the Arizona Civil Rights Act (Title 41) and the Arizona Labor Code (Title 23 et seq.); and for employees of the Company’s Nevada facilities, the Nevada Revised Statutes, Title 53 (the Labor and Industrial Relations Code, including the Nevada Civil Rights Act), as they may be amended from time to time. Both the Company and the Employee shall be precluded from bringing or raising in court or another forum any dispute that was or could have been submitted to binding arbitration. This arbitration requirement does not apply to claims for workers compensation benefits, claims arising under ERISA (29 U.S.C. §§ 1001, et seq.) or claims for provisional remedies.

Binding arbitration under this Agreement shall be conducted, for employees of the Company’s California facilities, in Los Angeles County, for employees of the Company’s Nevada facilities, in Clark County, and for employees of the Company’s Arizona facilities, in Maricopa County (unless required by law to be conducted elsewhere, in which case it shall be conducted anywhere else permitted by law, at the Company’s discretion) in accordance with the California Arbitration Act, Code of Civil Procedure sections 1280, et seq. (for employees of the Company’s California facilities), the Nevada Uniform Arbitration Act, NRS sections 38.015-38.205 (for employees of the Company’s Nevada facilities), or the Arizona Arbitration Act Revised Statutes sections 12-1501 to 12-1518 (for employees of the Company’s Arizona facilities), as they may be amended from time to time. The substantive law of the State of California shall apply for employees of the Company’s California facilities, the substantive law of the State of Nevada shall apply for employees of the Company’s Nevada facilities, and the substantive law of the State of Arizona shall apply for employees of the Company’s Arizona facilities. The arbitration shall be conducted before a neutral arbitrator selected by both parties from (1) the American Arbitration Association Labor and Employment Panel; (2) Judicial Arbitration and Mediation Services, Inc. (“JAMS”); or (3) Action Dispute Resolution Services (“ADR”) in accordance with the rules promulgated by those entities or under Section 1281.6 of the California Code of Civil Procedure (for employees of the Company’s California facilities), Section 38.055 of the Nevada Uniform Arbitration Act (for employees of the Company's Nevada facilities), or Section 12-1503 of the Arizona Arbitration Act (for employees of the Company’s Arizona facilities), as they may be amended from time to time, if the parties are unable to agree. Where required by law, the Company shall pay all additional costs peculiar to the arbitration to the extent such costs would not otherwise be incurred in a court proceeding (for instance, the Company will, if required, pay the arbitrator’s fees to the extent it exceeds Court filing fees). Each party shall pay its own costs and attorneys’ fees; however, the arbitrator may award costs and attorneys’ fees to the prevailing party to the extent permitted by law. The parties will be permitted to conduct discovery as provided by California Code of Civil Procedure Section 1283.05 (for employees of the Company’s California facilities), Sections 38.087 and 38.095 of the Nevada Uniform Arbitration Act (for employees of the Company’s Nevada facilities), or Section 12-1507 of the Arizona Arbitration Act (for employees of the Company’s Arizona facilities), as they may be amended from time to time. The arbitrator shall, within thirty days after the conclusion of the arbitration, issue a written opinion setting forth the factual and legal bases for his or her decision.

Appendix B
1

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, AND I UNDERSTAND AND AGREE TO ITS TERMS. I HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY, AND HAVE NOT RELIED UPON ANY PROMISES OR REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN. I UNDERSTAND I AM GIVING UP MY RIGHT TO A JURY TRIAL BY ENTERING INTO THIS AGREEMENT. I ALSO ACKNOWLEDGE THAT I HAVE HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY IF I SO CHOOSE REGARDING THIS AGREEMENT.

DATE:	11/11/05	/s/ Rob Kautz
Rob Kautz

ACCEPTED AND AGREED BY COMPANY:

BY:	/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer

Appendix B
2